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                                                                   EXHIBIT 99.10


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" in the Statement of Additional Information and to the use of our report on the financial statements of SAFECO Separate Account C, dated February 22, 2000, and our report on the consolidated financial statements of SAFECO Life Insurance Company and Subsidiaries, dated February 11, 2000 in this Pre-Effective Amendment Number 1 to the Registration Statement (Form N-4 No. 333-41622) and related Prospectus of SAFECO Separate Account C.

                                                   /s/ Ernst & Young LLP




Seattle, Washington
October 4, 2000